CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 24, 1997 which appears on page 11 of the 1996 Annual Report to Shareholders of NDC Automation, Inc.

                                            /S/ McGLADREY & PULLEN, LLP

Charlotte, North Carolina
February 25, 1997

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